SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

Delaware Investments Dividend and Income Fund, Inc.

Delaware Investments Global Dividend and Income Fund, Inc.

Delaware Enhanced Global Dividend and Income Fund

Delaware Investments Arizona Municipal Income Fund, Inc.

Delaware Investments Colorado Municipal Income Fund, Inc.

Delaware Investments Minnesota Municipal Income Fund II, Inc.

Delaware Investments National Municipal Income Fund
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

Beginning on or about September 30, 2009, shareholders as of the record date of September 18, 2009 in the closed-end funds of the Delaware Investments® Family of Funds will receive a communication regarding an upcoming proxy vote in which they will be asked to participate. The proxy statement includes the proposal to approve a new investment management agreement between each Fund and Delaware Management Company in connection with Lincoln National Corporation’s sale of Delaware Investments to Macquarie Group.

The communication will include an overview of the items on which the shareholders are asked to vote as well as the materials to use when voting by mail, telephone, or through the internet. If a certain percentage of shareholder votes have not been received on or about October 10, 2009, a telephone solicitation process by a third party, Computershare Fund Services, Inc., will begin. A meeting of shareholders of the Delaware Investments Funds is scheduled to be held on November 12, 2009.

A copy of the proxy statement is attached.

Please contact me if you have any questions.